Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FTD COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	32-0255852 (I.R.S. Employer Identification No.)

3113 Woodcreek Drive Downers Grove, Illinois (Address of principal executive offices)	60515 (Zip Code)

FTD COMPANIES, INC. AMENDED AND RESTATED 2013 INCENTIVE COMPENSATION PLAN

(Full title of the plan)

Scott D. Levin
Executive Vice President, General Counsel and Secretary
FTD Companies, Inc.
3113 Woodcreek Drive
Downers Grove, Illinois 60515
(Name and address of agent for service)

(630) 719-7800

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.0001 par value, to be issued pursuant to the FTD Companies, Inc. Amended and Restated 2013 Incentive Compensation Plan (as amended and restated June 9, 2015)	4,636,148	$27.79	$128,838,553	$14,972

(1)         In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of common stock, $0.0001 par value per share (the “Common Stock”), of FTD Companies, Inc. (the “Registrant”) that may be issuable as a result of a stock split, stock dividend or similar transaction under the FTD Companies, Inc. Amended and Restated 2013 Incentive Compensation Plan (as amended and restated June 9, 2015, the “Amended ICP”).

(2)         Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act, on the basis of the average of the high and low sale prices per share of Common Stock on June 2, 2015, as reported on the Nasdaq Global Select Market.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by the Registrant pursuant to General Instruction E of Form S-8 under the Securities Act, to register an additional 4,636,148 shares of Common Stock pursuant to the Amended ICP.  The contents of the Registration Statement on Form S-8 of the Registrant filed with the Securities and Exchange Commission (the “Commission”) on November 7, 2013 (File No. 333-192189), relating to the FTD Companies, Inc. 2013 Incentive Compensation Plan, and the contents of the Registration Statement on Form S-8 of the Registrant filed on November 13, 2013 (File No. 333-192320), relating to the FTD Companies, Inc. Amended and Restated 2013 Incentive Compensation Plan (subsequently amended and restated by the Amended ICP) are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description

4.1

Amended and Restated Certificate of Incorporation of FTD Companies, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report for the quarter ended September 30, 2013, filed with the Commission on November 6, 2013)

4.2

Second Amended and Restated Bylaws of FTD Companies, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Quarterly Report for the quarter ended September 30, 2013, filed with the Commission on November 6, 2013)

5.1	Opinion of Jones Day*

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm*

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm*

23.3	Consent of Jones Day (contained in Exhibit 5.1)

24.1	Power of Attorney (included with signature page)

99.1

FTD Companies, Inc. Amended and Restated 2013 Incentive Compensation Plan, as amended and restated June 9, 2015 (incorporated herein by reference to Exhibit A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 28, 2015)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Downers Grove, State of Illinois, on this 9th day of June 2015.

FTD COMPANIES, INC.

By:	/s/ Scott D. Levin
Scott D. Levin
Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, the undersigned hereby constitute and appoint Robert S. Apatoff, Becky A. Sheehan and Scott D. Levin and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Robert S. Apatoff	President, Chief Executive Officer and Director	June 9, 2015
Robert S. Apatoff	(Principal Executive Officer)

/s/ Becky A. Sheehan	Executive Vice President and Chief Financial Officer	June 9, 2015
Becky A. Sheehan	(Principal Financial and Accounting Officer)

/s/ Robert Berglass	Chairman of the Board of Directors	June 9, 2015
Robert Berglass

/s/ James T. Armstrong	Director	June 9, 2015
James T. Armstrong

Signature	Title	Date

/s/ Tracey Belcourt	Director	June 9, 2015
Tracey Belcourt

/s/ Candace H. Duncan	Director	June 9, 2015
Candace H. Duncan

/s/ Sue Ann R. Hamilton	Director	June 9, 2015
Sue Ann R. Hamilton

/s/ Joseph W. Harch	Director	June 9, 2015
Joseph W. Harch

/s/ Dennis Holt	Director	June 9, 2015
Dennis Holt

/s/ Robin S. Pringle	Director	June 9, 2015
Robin S. Pringle

/s/ Christopher W. Shean	Director	June 9, 2015
Christopher W. Shean

/s/ Michael J. Silverstein	Director	June 9, 2015
Michael J. Silverstein

EXHIBIT INDEX

Exhibit Number	Description

4.1

Amended and Restated Certificate of Incorporation of FTD Companies, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report for the quarter ended September 30, 2013, filed with the Commission on November 6, 2013)

4.2

Second Amended and Restated Bylaws of FTD Companies, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Quarterly Report for the quarter ended September 30, 2013, filed with the Commission on November 6, 2013)

5.1	Opinion of Jones Day*

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm*

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm*

23.3	Consent of Jones Day (contained in Exhibit 5.1)

24.1	Power of Attorney (included with signature page)

99.1

FTD Companies, Inc. Amended and Restated 2013 Incentive Compensation Plan, as amended and restated June 9, 2015 (incorporated herein by reference to Exhibit A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 28, 2015)

* Filed herewith.